EXHIBIT 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 33-16749, 33-33564, 33-44702, 33-51754, 33-53349, 33-53351, 33-53355, 333-18997, 333-19001, 333-41935, 333-63315, 333-74973, 333-74977, 333-75607, 333-75679, 333-83299, 333-83305, 333-96035, 333-34022, 333-43836, and 333-73150) of our report dated June 18, 2002, with respect to the consolidated financial statements and schedule of Oracle Corporation included in the Annual Report on Form 10-K for the year ended May 31, 2002.

/S/    ERNST & YOUNG
Walnut Creek, California
July 23, 2002